Exhibit 99.1

Katie Beirne Fallon Resigns from the Board of Annaly Capital Management, Inc.

NEW YORK — (June 27, 2022) — Annaly Capital Management, Inc. (NYSE: NLY) (“Annaly” or the “Company”) announced today that director Katie Beirne Fallon resigned from the Company’s Board of Directors (the “Board”), effective July 14, 2022, in connection with her acceptance of an offer to serve as Executive Vice President, Communications, Public Affairs and Policy at Fidelity Investments. Ms. Fallon joined the Board in January 2018 and served as the Chair of the Corporate Responsibility Committee since May 2020. Ms. Fallon also served as a member of the Nominating / Corporate Governance Committee.

“Katie has been an exceptional member of Annaly’s Board of Directors and has made lasting contributions,” said Michael Haylon, Chair of Annaly’s Board of Directors. “As Chair of the Corporate Responsibility Committee, Katie guided the Company through the publication of three industry-leading corporate responsibility reports and championed efforts to enhance the Board’s oversight of the Company’s environmental, social and governance matters, including the recent initiative to assess climate-related risks and opportunities. On behalf of the entire Board, I would like to thank Katie for her leadership and wish her continued success in her new role.”

Following Ms. Fallon’s resignation, Annaly’s Board will be comprised of 10 directors, 60% of whom identify as women and/or racially/ethnically diverse.

About Annaly

Annaly is a leading diversified capital manager with investment strategies across mortgage finance. Annaly’s principal business objective is to generate net income for distribution to its stockholders and to optimize its returns through prudent management of its diversified investment strategies. Annaly is internally managed and has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. Additional information on the company can be found at www.annaly.com.

Forward-Looking Statements

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, risks and uncertainties related to the COVID-19 pandemic, including as related to adverse economic conditions on real estate-related assets and financing conditions (and our outlook for our business in light of these conditions, which is uncertain); changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of our assets; changes in business conditions and the general economy; operational risks or risk management failures by us or critical third parties, including cybersecurity incidents; our ability to grow our residential credit business; the sale of our middle market lending business; credit risks related to our investments in credit risk transfer securities, residential mortgage-backed securities and related residential mortgage credit assets and corporate debt; risks related to investments in mortgage servicing rights; our ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting our business; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; and our ability to maintain our exemption from registration under the Investment Company Act. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.

Contact

Annaly Capital Management, Inc.

Investor Relations 1-888-8Annaly

www.annaly.com